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                                 Exhibit 4.7


                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                                                [Execution Copy]

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                                $500,000,000.00

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of August 19, 1996

                                     Among

                        LIVING CENTERS OF AMERICA, INC.

                                  as Borrower,

                    THE BANKS NAMED IN THIS CREDIT AGREEMENT

                                   as Banks,

                             CHASE SECURITIES INC.

                             as Syndication Agent,

                         TORONTO DOMINION (TEXAS), INC.

                            as Documentation Agent,

                                      and

                           NATIONSBANK OF TEXAS, N.A.

                            as Administrative Agent


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
                               TABLE OF CONTENTS

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
                                                                                                            Page
                                               ARTICLE I
                                    DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.02.    Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 1.03.    Accounting Terms; Changes in GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 1.04.    Classes and Types of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 1.05.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                               ARTICLE II
                                 THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01.    Tranche A and Tranche B Advances; Extension of Tranche A
                 Maturity Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.02.    Method of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.03.    Competitive Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 2.04.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 2.05.    Reduction of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 2.06.    Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 2.07.    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 2.08.    Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 2.09.    Breakage Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 2.10.    Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 2.11.    Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 2.12.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 2.13.    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 2.14.    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 2.15.    Bank Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                              ARTICLE III
                                         CONDITIONS OF LENDING

Section 3.01.    Conditions Precedent to Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 3.02.    Conditions Precedent to all Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                               ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES

Section 4.01.    Corporate Existence; Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 4.02.    Corporate Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

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
Section 4.03.    Authorization and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 4.04.    Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 4.05.    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 4.06.    True and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 4.07.    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 4.08.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 4.09.    Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 4.10.    Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 4.11.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.12.    Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.13.    No Burdensome Restrictions; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.14.    Environmental Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.15.    Permits, Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.16.    Health Care Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                               ARTICLE V
                                         AFFIRMATIVE COVENANTS

Section 5.01.    Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 5.02.    Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 5.03.    Preservation of Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.04.    Payment of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.05.    Visitation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.06.    Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 5.07.    Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.08.    Additional Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                               ARTICLE VI
                                           NEGATIVE COVENANTS

Section 6.01.    Liens, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 6.02.    Debts, Guaranties and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 6.03.    Agreements Restricting Liens and Distributions  . . . . . . . . . . . . . . . . . . . . . .  62
Section 6.04.    Merger or Consolidation; Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 6.05.    Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 6.06.    Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 6.07.    Acquisition Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 6.08.    Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 6.09.    Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 6.10.    Cash Flow Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 6.11.    Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 6.12.    Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65





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
Section 6.13.    Indemnification Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                              ARTICLE VII
                                                REMEDIES

Section 7.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 7.02.    Optional Acceleration of Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 7.03.    Automatic Acceleration of Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 7.04.    Cash Collateral Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 7.05.    Non-exclusivity of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 7.06.    Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                              ARTICLE VIII
                             THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS

Section 8.01.    Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 8.02.    Administrative Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 8.03.    The Administrative Agent and Its Affiliates . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 8.04.    Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 8.05.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 8.06.    Successor Administrative Agent and Issuing Banks  . . . . . . . . . . . . . . . . . . . . .  73

                                               ARTICLE IX
                                             MISCELLANEOUS

Section 9.01.    Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 9.02.    Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 9.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 9.04.    Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 9.05.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 9.06.    Bank Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 9.07.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 9.08.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.09.    Survival of Representations, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.10.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.11.    Business Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.12.    Usury Not Intended  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 9.13.    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 9.14.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 9.15.    Waiver of Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81





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
EXHIBITS:

Exhibit A                 -       Form of Assignment and Acceptance
Exhibit B                 -       Form of Guaranty
Exhibit C                 -       Form of Notice of Borrowing
Exhibit D                 -       Form of Notice of Conversion or Continuation
Exhibit E-1               -       Form of Tranche A Note
Exhibit E-2               -       Form of Tranche B Note
Exhibit E-3               -       Form of Competitive Advance Note
Exhibit F                 -       Form of Compliance Certificate
Exhibit G-1               -       Form of Competitive Bid Request
Exhibit G-2               -       Form of Notice of Competitive Bid Request
Exhibit G-3               -       Form of Competitive Bid
Exhibit G-4               -       Form of Competitive Bid Acceptance/Rejection

SCHEDULES:

Schedule 1                -       Notice Information for Banks
Schedule 4.01             -       Subsidiaries
Schedule 6.01             -       Certain Secured Debt
Schedule 6.02             -       Certain Unsecured Debt
Schedule 6.08             -       Certain Intercompany Arrangements





                                      -iv-
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                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         This Third Amended and Restated Credit Agreement dated as of August 19, 1996 is among (a) Living Centers of America, Inc., a Delaware corporation ("Borrower"); (b) the Banks (as defined below); (c) NationsBank of Texas, N.A., as Administrative Agent for the Banks; (d) Chase Securities Inc., as Syndication Agent; and (e) Toronto Dominion (Texas), Inc., as Documentation Agent.

         The Borrower, the Banks, the Administrative Agent, the Syndication Agent, and the Documentation Agent agree as follows:

                                  INTRODUCTION

         A. The Borrower, The Long-Term Credit Bank of Japan, Limited, New York Branch, The Bank of Nova Scotia and Toronto Dominion (Texas), Inc., as co-agents, the Administrative Agent, and certain of the Banks are parties to the Second Amended and Restated Credit Agreement dated as of June 29, 1995 (as the same has been amended, modified and supplemented since such date, the "Existing Credit Agreement").

         B. The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent, and the Banks have agreed to amend and restate the Existing Credit Agreement by entering into this Agreement.


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Certain Defined Terms. As used in this Agreement, the terms "Borrower" and "Existing Credit Agreement" shall have the meanings set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition Expenditures" means, for any period, the aggregate of all expenditures and costs of the Borrower and its Subsidiaries paid in cash, debt securities, Property other than equity securities, or the assumption of Debt during such period for (a) the purchase or expansion of care homes, care centers, institutional pharmacies, rehabilitation clinics, or other business assets from another Person, (b) the acquisition of stock, partnership, joint venture interests or other equity interests in any Person, and (c) the construction or expansion of any care homes or care centers, institutional pharmacies, rehabilitation clinics, or other business assets of the Borrower or its Subsidiaries; excluding, however, the amount of the consideration paid during such period in connection with the purchase of Property pursuant to the options under the Unispec Leases in an amount not to exceed the lesser of (i) the amount payable in connection with the exercise of any such option and (ii) the fair market value of such Property on the date of such purchase.

         "Adjusted Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2%.

         "Administrative Agent" means NationsBank of Texas, N.A. in its capacity as an agent pursuant to Article VIII and any successor agent pursuant to Section 8.06.

         "Advance" means a Tranche A Advance, a Tranche B Advance or a Competitive Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity interests, by contract or otherwise.

         "Agreement" means this Third Amended and Restated Credit Agreement dated as of August 19, 1996 among the Borrower, the Banks, the Administrative Agent, the Syndication Agent, and the Documentation Agent, as it may be amended, modified, or supplemented from time-to-time.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "Applicable Margin" means, at any time with respect to any Advance, the commitment fee, or the Letter of Credit fees under Section 2.04, the following percentages determined as a function of the Leverage Ratio most recently determined as provided below in this definition:

============================================================================================================
                               Level I       Level II        Level III         Level IV           Level V
                                                               Ratio
                                          Ratio greater    greater than     Ratio greater
                                          than or equal     or equal to     than or equal      Ratio greater
                                Ratio      to .75, but       1.75, but       to 2.50, but      than or equal
                              less than     less than        less than      less than 3.00        to 3.00
                                 .75           1.75            2.50
============================================================================================================
  Eurodollar Rate Advance       .250%         .325%            .425%            .500%              .575%
  - Tranche A Advance
------------------------------------------------------------------------------------------------------------
  Eurodollar Rate Advance       .300%         .375%            .500%            .575%              .650%
  - Tranche B Advance
------------------------------------------------------------------------------------------------------------
  Base Rate Advance                0%            0%               0%               0%               0.0%
------------------------------------------------------------------------------------------------------------
  Facility Fee - Tranche         .15%         .175%             .20%             .25%               .30%
  A Commitment
------------------------------------------------------------------------------------------------------------
  Facility Fee - Tranche         .10%         .125%            .125%            .175%              .225%
  B Commitment
============================================================================================================


The foregoing ratio (a) shall be deemed to be Level III until September 30, 1996 and (b) shall thereafter be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section
5.06. Any change in the Applicable Margin after September 30, 1996 shall be effective upon the date of delivery of the financial statements pursuant to
Section 5.06. If the Borrower fails to deliver such financial statements after September 30, 1996 within the times specified in Section 5.06, such ratio shall be deemed to be Level V until the Borrower delivers such financial statements to the Administrative Agent and the Banks.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

         "Banks" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.

         "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time-to-time equal to the rate of interest publicly announced by NationsBank of Texas, N.A. as its base rate, whether or not the Borrower has notice thereof.

         "Base Rate Advance" means an Advance which bears interest as provided in Section 2.07(a).

         "Borrowing" means a Tranche A Borrowing, a Tranche B Borrowing, or a Competitive Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

         "Capital Expenditures" means, for any four fiscal quarter period, the greater of:

         (a) the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases incurred during such period which are capitalized on the balance sheet of the Borrower) of the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower, excluding, however:

              (i) the amount of the consideration paid that the Borrower books as a capital expenditure during such period in connection with the purchase of Property pursuant to the options under the Unispec Leases;

             (ii)         Acquisition Expenditures made during such period; and

            (iii) up to $25,000,000.00 of aggregate cash consideration paid during such period for all purchases of facilities which have been leased by the Borrower or any of its Subsidiaries for at least three years before the date of such purchase and

         (b) $400 times the average number of skilled nursing beds of the Borrower and its Subsidiaries during such period.

         "Capital Leases" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Cash Collateral Account" means a special interest bearing cash collateral account containing cash deposited pursuant to Section 7.02(b) or 7.03(b) to be maintained at the Administrative Agent's office in accordance with Section 7.04.

         "Cash Flow" means, for any period, (a) the Borrower's EBITDA for such period plus (b) to the extent deducted in determining Net Income and without duplication, Lease Expense minus (c) cash taxes paid by the Borrower and its Subsidiaries during such period minus (d) Net Restricted Payments made during such period minus (e) Capital Expenditures for such period.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

         "Class" has the meaning set forth in Section 1.04.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Commitments" means, as to any Bank, its Tranche A Commitment and its Tranche B Commitment.

         "Competitive Advance" means any advance by a Bank to the Borrower pursuant to Section 2.03 and refers to a Eurodollar Auction Advance or a Fixed Rate Auction Advance.

         "Competitive Advance Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit E-3, evidencing indebtedness of the Borrower to such Bank resulting from Competitive Advances owing to such Bank.

         "Competitive Bid" means an offer by a Bank to make a Competitive Advance pursuant to Section 2.03 in the form of Exhibit G-3.

         "Competitive Bid Acceptance/Rejection" means a notification in the form of Exhibit G-4 made by the Borrower pursuant to Section 2.03 to accept or reject a Competitive Bid.

         "Competitive Bid Rate" means, as to any Competitive Advance made by a Bank, (i) in the case of a Eurodollar Auction Advance, the Margin, and (ii) in the case of a Fixed Rate Auction Advance, the fixed rate of interest offered by the Bank making such Competitive Bid.

         "Competitive Bid Request" means a request by the Borrower in the form of Exhibit G-1 for Competitive Bids.

         "Competitive Borrowing" means a Borrowing consisting of a Competitive Advance or concurrent Competitive Advances from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

         "CON" means a certificate of need or other license or permit issued by a state health facilities planning board or similar agency or body required for the construction, expansion, or investment in a health facility.

         "Control Percentage" means, with respect to any Person, the percentage of the outstanding capital stock or other ownership interests of such Person having ordinary voting power which gives the direct or indirect holder of such stock or interests the power to elect a majority of the Board of Directors or similar governing body of such Person.

         "Controlled Group" means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

         "Convert", "Conversion", and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

         "Credit Documents" means this Agreement, the Notes, the Guaranties, the Letter of Credit Documents, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

         "Debt," for any Person, means without duplication:

         (a)     indebtedness of such Person for borrowed money;

         (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) obligations of such Person to pay the deferred purchase price of property or services;

         (d)     obligations of such Person as lessee under Capital Leases;

         (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of another Person of the kinds referred to in clauses (a) through (d) above;

         (f) indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) secured by any Lien on or in respect of any Property of such Person; and

         (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Devcon Stock Sale" means the sale by the Borrower of more than a majority of its ownership interest in Living Centers-Devcon, Inc., a wholly owned Subsidiary of the Borrower, for an amount not less than $47,500,000.00, subject to post-closing working capital adjustments payable by the Borrower.

         "Documentation Agent" means Toronto-Dominion (Texas), Inc.

         "Dollar Equivalent" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by NationsBank, N.A., at 10:00 a.m. (Charlotte, North Carolina time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

         "Dollars" and "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule 1 or such other office of such Bank as such Bank may from time-to-time specify to the Borrower and the Administrative Agent.

         "EBITDA" means, for any period, (a) Net Income for such period plus
(b) to the extent deducted in determining Net Income, Interest Expense, taxes, depreciation and amortization for such period.

         "Effective Date" has the meaning set forth in Section 3.01.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having primary capital of not less than $500,000,000.00 and approved by the Borrower, which approval will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $500,000,000.00 (or its Dollar Equivalent) and approved by the Borrower, which approval by the Borrower will not be unreasonably withheld, (c) a Bank, or (d) any other Person that has been approved by the Borrower in its sole discretion and the Administrative Agent, which approval by the Administrative Agent will not be unreasonably withheld.

         "Environment" or "Environmental" shall have the meanings set forth in 43 U.S.C. Section 9601(8) (1988).

         "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

         "Environmental Law" means all Legal Requirements arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

         "Environmental Permit" means any permit, license, order, approval or other authorization under Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time-to-time.

         "Eurodollar Advance" means any Eurodollar Rate Advance or Eurodollar Auction Advance.

         "Eurodollar Auction Advance" means any Competitive Advance which bears interest as provided in Section 2.07(c).

         "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule 1 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time-to-time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Advance, the interest rate per annum (rounded upward to the nearest 1/100 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such

Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for the Interest Period for each Eurodollar Advance, the interest rate per annum (rounded upward to the nearest 1/100 of 1% per annum) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates

         "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.07(b).

         "Eurodollar Rate Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the actual reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Events of Default" has the meaning set forth in Section 7.01.

         "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

         "Facility" means any nursing home or other health care facility (including any facility operating an assisted living unit) operated by the Borrower or any of its Subsidiaries.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Financial Statements" means the balance sheet and income, retained earnings and cash flow statements dated September 30, 1995 referred to in
Section 4.05(a), copies of which have been delivered to the Administrative Agent and the Banks.

         "Fixed Rate Auction Advance" means any Competitive Advance which bears interest as provided in Section 2.07(d).

         "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. Section 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. Section
 9641 (1988), which statutory provisions have been amended or repealed by the Superfunds Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to Section 9507 of the Code.

         "Funded Debt" means the outstanding principal amount of all indebtedness for borrowed money of any Person, but in any event shall include, without duplication:

         (a) any obligation with respect to the principal component of a Capital Lease;

         (b) the face amount of any standby letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; and

         (c) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, debt for borrowed money of another Person, including obligations of a type described in clauses (a) and (b) of this definition of another Person; excluding, however any liabilities for insurance premiums financed by the Borrower and its Subsidiaries.

In determining the amount of the foregoing clause (c), only the outstanding principal amount or principal component of the obligation of the other Person shall be used in such determination.

         "GAAP" means United States generally accepted accounting principles as in effect from time-to-time, applied on a basis consistent with the requirements of Section 1.03.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Borrower, or the Borrower's Subsidiaries or any of their respective Properties.

         "Governmental Proceedings" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

         "Guarantor" means each Subsidiary of the Borrower that has entered into a Guaranty, and "Guarantors" means such Persons collectively.

         "Guaranty" means a guaranty in the form of the attached Exhibit B executed by a Subsidiary of the Borrower, and "Guaranties" means all such Guaranties.

         "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

         "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

         "HCFA" means the Health Care Financing Administration of HHS and any Person succeeding to the functions thereof.

         "Health Facility License" means a license or permit under applicable law to provide skilled or intermediate care nursing services, operate an assisted living unit or otherwise operate a Facility.

         "HHS" means the Department of Health and Human Services and any Person succeeding to the functions thereof.

         "Indemnification Agreement" means the Indemnification Agreement dated as of February 21, 1992 between The ARA Group, Inc. and the Borrower.

         "Interest Expense" means, for any period and any Person, total interest expense for such Person net of any interest income for such period (including any income received under an Interest Hedge Agreements during such period, but other than interest income earned on any restricted cash listed on such Person's balance sheet during such period), whether paid or accrued (including that attributable to (a) obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases and (b) obligations payable under Debt permitted by Section 6.02(m)), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP.

         "Interest Hedge Agreement" means an interest hedge, rate swap, or cap, or similar arrangement between the Borrower or any of its Subsidiaries and a financial institution providing for the exchange of nominal interest obligations or the cap of the interest rate on the Advances made under this Agreement.

         "Interest Period" means, (a) for each Eurodollar Rate Advance, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section
2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02, which period shall be one, two, three, or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than noon (Dallas, Texas time) on, the third Business Day prior to the first day of such Interest Period select, (b) for each Eurodollar Auction Advance, the period commencing on the date of such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03, which period shall be one, two, three, or six months, in each case as the Borrower may select in the Competitive Bid Request for such Advance and (c) for each Fixed Rate Auction Advance, the period commencing on the date of such Advance and ending on the date requested by the Borrower in the Competitive Bid Request for such Advance, which period shall be not less than seven days or more than 180 days; provided, however, that:

         (a) no Interest Period for a Tranche A Advance may extend beyond the Tranche A Maturity Date;

         (b) the Borrower may not select any Interest Period for any Tranche B Advance which ends after any scheduled principal repayment date (including the Tranche B Commitment Termination Date) unless, after giving effect to such selection, the aggregate unpaid principal amount of Tranche B Advances that are Base Rate Advances and Tranche B Advances having Interest Periods which end on or before such principal repayment date at least equal the amount of Tranche B Advances due and payable on or before such principal repayment date;

         (c) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

         (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that in case of a Eurodollar Advance only, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

         (e) in case of a Eurodollar Advance only, any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

         "Interim Financial Statements" means the unaudited balance sheet and income and cash flow statements dated June 30, 1996 referred to in Section 4.05(a), copies of which have been delivered to the Administrative Agent and the Banks.

         "Issuing Bank" means any Bank which agrees at the request of the Borrower to act as an issuer of a Letter of Credit hereunder, or any Bank acting as a successor issuing bank pursuant to Section 8.06.

         "Lease Expense" means, for any period, (a) all amounts payable by the Borrower and its Subsidiaries during such period under any lease, sublease, or other instrument (other than a Capital Lease) pursuant to which the Borrower or any of its Subsidiaries is entitled to use any Property of another Person minus
(b) all rental income payable to the Borrower and its Subsidiaries during such period under any lease, sublease, or other instrument (other than a Capital Lease) pursuant to which the Borrower or any of its Subsidiaries was the lessor or sublessor of its Property to another Person, all as determined in accordance with GAAP.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations G, T, U and X.

         "Letter of Credit" means, individually, any letter of credit issued by an Issuing Bank which is subject to this Agreement, and "Letters of Credit" means all such letters of credit collectively.

         "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

         "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and
(b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

         "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

         "Leverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) the Borrower and its Subsidiaries' Funded Debt plus, to the extent not included in Funded Debt, the face amount of any letters of credit issued for the account of the Borrower or any of its Subsidiaries and outstanding as of such day to (b) the Borrower's EBITDA for the four fiscal quarters ending on such day plus, with respect to each acquisition permitted by this Agreement and made during such period and without duplication, the aggregate amount of the EBITDA during such period attributable to the business acquired minus, with respect any asset sales permitted by this Agreement and made during such period, the aggregate amount of the Borrower's EBITDA attributable to the assets sold during such period.

         "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

         "Liquid Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

         (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within one year from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank that is a commercial bank or commercial financial institution or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $500,000,000.00 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of Standard & Poor's Corporation or of Moody's Investors Service, and (ii) commercial paper issued by (A) any Bank that is a commercial bank or commercial financial institution or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of Standard & Poor's Rating Group or not less than "P-2" (or the then equivalent) by the rating service of Moody's Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Banks;

         (c) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000.00 or the Dollar

Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of Standard & Poor's Rating Group or of Moody's Investors Service, Inc.;

         (d) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld;

         (e) money market mutual funds with a daily right of redemption and a net asset value of $1.00 per share substantially all the assets of which are comprised of investments of the types described in the preceding clauses (a) through (d);

         (f) investments by LCA Insurance Co., Ltd. made in compliance with the requirements of all Governmental Authorities, including Medicare Regulations; and

         (g) demand deposit accounts with a bank or other financial institution opened and maintained in the ordinary course of business.

         "Majority Banks" means, at any time, Banks holding at least 51% of the then aggregate unpaid principal amount of the Advances owed to the Banks and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount and Letter of Credit Exposure is then outstanding, Banks having at least 51% of the aggregate amount of the Commitments at such time.

         "Margin" means, as to any Eurodollar Auction Advance, the margin (expressed as a percentage rate per annum in the form of a decimal to more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Advance, as specified in the Competitive Bid relating to such Advance.

         "Material Adverse Change" means a material adverse change in the business, financial condition, or results of operations of the Borrower and its Subsidiaries, taken as a whole, since the date of the Financial Statements.

         "Material Adverse Effect" means a material adverse effect (a) on the Borrower's ability to perform its obligations under this Agreement, any Note or any other Credit Document; (b) on the Guarantors', taken as a whole, ability to perform their obligations under the Guaranties; or (c) on the business, financial condition, or results of operations of the Borrower and its Subsidiaries, taken as a whole.

         "Maximum Rate" means the maximum nonusurious interest rate under applicable law.

         "Medicaid Certification" means certification by the state Medicaid agency or its successor that a Facility complies with all the requirements for participation set forth in the Medicaid Regulations.

         "Medicaid Provider Agreement" means an agreement entered into between the state Medicaid agency or its successor or other such entity administering the Medicaid program and a Facility which the agency agrees to pay for covered services provided by such Facility to eligible Medicaid recipients in accordance with the terms of such agreement and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (a) all Federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396, et seq.); (b) all applicable provisions of all federal rules, regulations, manuals, final orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above;
(c) all state statutes and regulations and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals, final orders and administrative, reimbursement and other applicable guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing.

         "Medicare Certification" means certification by HCFA or a state agency or entity under contract with HCFA that a Facility complies with all the applicable requirements for participation set forth in the Medicare Regulations.

         "Medicare Provider Agreement" means an agreement entered into between HCFA or a state agency under contract with HCFA and a Facility under which HCFA agrees to pay for covered services provided by such Facility to Medicare beneficiaries in accordance with the terms of such agreement and Medicare Regulations.

         "Medicare Regulations" means, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395, et seq.), together with all applicable provisions of all rules, regulations, manuals, final orders and administrative, reimbursement and other applicable guidelines of all Governmental Authorities, including HHS, HCFA, or the Office of the Inspector General of HHS, or any Person succeeding to the functions of any of the foregoing (whether or not having the force of law).

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

         "Net Cash Proceeds" means, with respect to any sale, transfer, or other disposition of any of the Borrower's or any of its Subsidiaries' Property (including the sale or transfer of stock in any such Subsidiary) all cash and Liquid Investments received by the Borrower or any of its Subsidiaries from such sale, transfer or other disposition after (a) provision for all income or other taxes payable in respect of the fiscal year in which such sale, transfer or other disposition occurs measured by or resulting from such sale, transfer, or other disposition and which are payable in such fiscal year or the succeeding fiscal year, (b) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred, (c) payments in connection with such sale, transfer, or other disposition made to repay any liabilities, and (d) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Borrower and its Subsidiaries directly related to such sale, transfer or other disposition.

         "Net Income" means, for any period for any Person, such Person's net income for such period after taxes, as determined in accordance with GAAP, excluding, however, extraordinary items, including (a) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (b) any write-up or write-down of assets.

         "Net Restricted Payments" means, for any period, (a) all Restricted Payments made by the Borrower during such period minus (b) the sum of (i) the Net Cash Proceeds received from any sales of the Borrower's common stock to any of the Borrower's employees pursuant to any employee stock option plan, employee compensation arrangement, or employee benefit plan during such period;
(ii) the amount paid by the Borrower to purchase any of its common stock during such period that has been contributed to an employee benefit plan of the Borrower during such period; and (iii) payments in amount not to exceed $20,000,000.00 made for any purchases by the Borrower of its common stock during the year ending December 31, 1996; provided that Net Restricted Payments shall never be less than zero.

         "Net Worth" means, at any date for any Person that is a corporation, the sum of (a) the par value (or value stated on the books of such Person) of the capital stock of all classes of such Person, (b) the additional paid-in capital of such Person, and (c) the amount of the surplus and retained earnings, whether capital or earned, of such Person, all determined in accordance with GAAP, excluding, however, the value of any redeemable preferred stock or similar capital stock of such Person.

         "Nonprofit Subsidiary" means any of the Borrower's wholly-owned Subsidiaries that are qualified under Section 501(c) of the Code as a nonprofit corporation.

         "Nonordinary Course Asset Sales" means (a) the sale of any division of the Borrower or any of its Subsidiaries, (b) the sale of all of the Facilities of the Borrower or any of its Subsidiaries in a specific geographic area, or
(c) the sale of stock of a Subsidiary of the Borrower by the Borrower or any of its Subsidiaries, excluding, however, the Devcon Stock Sale.

         "Note" means a Tranche A Note, a Tranche B Note or a Competitive Advance Note.

         "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit C signed by a Responsible Officer of the Borrower.

         "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit D signed by a Responsible Officer of the Borrower.

         "Obligations" means all Advances, Reimbursement Obligations, and other amounts payable by the Borrower to the Administrative Agent, the Issuing Banks or the Banks under the Credit Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means the Liens permitted to exist pursuant to
Section 6.01.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

         "Plan" means an employee benefit plan (other than a Multiemployer
Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Project QC" means the proposed acquisition by the Borrower or any of its Subsidiaries of eight facilities from four limited partnerships the general partner of which is a wholly-owned subsidiary of QualiCorp., Inc.

         "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

         "Pro Rata Share" means, at any time with respect to any Bank, either
(a) the ratio (expressed as a percentage) of such Bank's Commitments at such time to the aggregate Commitments at such time, (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time, or (c) if no Advances are then outstanding and no Commitments then in effect, the ratio (expressed as a percentage) of the aggregate principal amount of such Bank's Advances when most recently outstanding to the aggregate principal amount of all Advances when most recently outstanding.

         "Register" has the meaning set forth in paragraph (c) of Section 9.06.

         "Regulations G, T, U, and X" means Regulation G, T, U, and X of the Federal Reserve Board, as each is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Obligations" means all of the obligations of the Borrower set forth in paragraph (c) of Section 2.14.

         "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, general counsel, or secretary of any Person.

         "Restricted Payment" means the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption or other acquisition of, any shares of any capital stock of such Person, other than dividends payable in such Person's stock.

         "Revolving Borrowing" means a Tranche A Borrowing or a Tranche B Borrowing.

         "Subordinated Debt" means any Debt of the Borrower or any of its Subsidiaries which is subordinated to their respective obligations under the Credit Documents and which is on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Banks.

         "Subsidiary" of a Person means any corporation or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time capital stock or other ownership interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

         "Syndication Agent" means Chase Securities Inc.

         "Tangible Net Assets" means, as of any date, (a) total assets of a Person indicated on its balance sheet less (b) the sum of the value indicated on such Person's balance sheet of patents, trademarks, copyrights, goodwill, and other intangible assets.

         "Terminating Bank" has the meaning set forth in Section
2.01(c)(iii)(B).

         "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under
Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Tranche A Advance" means any advance by a Bank to the Borrower as part of a Tranche A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.

         "Tranche A Borrowing" means a borrowing consisting of simultaneous Tranche A Advances made by each Bank pursuant to Section 2.01(a) or Converted by each Bank to Tranche A Advances of a different Type pursuant to Section 2.02(b). Except as provided in Sections 2.02(c)(iii) and (v) and 2.08(e), all Advances included in a Borrowing shall be of the same Type.

         "Tranche A Commitment" means, for each Bank, the amount set opposite such Bank's name on the signature pages of this Agreement as its Tranche A Commitment or, if such Bank has entered into any Assignment and Acceptance after the Effective Date, set forth for such Bank as its Tranche A Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.05.

         "Tranche A Maturity Date" means the earlier of (a) August 19, 2001, as such date may be extended pursuant to Section 2.01(c), provided the Tranche A Maturity Date for any Terminating Bank shall be the date such Bank's Tranche A Advances are payable in full pursuant to

Section 2.01(c)(iii)(B) and (b) the earlier termination in whole of the Commitments pursuant to Section 2.05 or Article VII.

         "Tranche A Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit E-1, evidencing indebtedness of the Borrower to such Bank resulting from Tranche A Advances owing to such Bank.

         "Tranche B Advance" means any advance by a Bank to the Borrower as part of a Tranche B Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.

         "Tranche B Borrowing" means a borrowing consisting of simultaneous Tranche B Advances of the same Type made by each Bank pursuant to Section 2.01(b) or Converted by each Bank to Tranche B Advances of a different Type pursuant to Section 2.02(b).

         "Tranche B Commitment" means, for each Bank, the amount set opposite such Bank's name on the signature pages of this Agreement as its Tranche B Commitment or, if such Bank has entered into any Assignment and Acceptance after the Effective Date, set forth for such Bank as its Tranche B Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.05.

         "Tranche B Commitment Termination Date" means the earlier of (a) August 18, 1997 and (b) the earlier termination in whole of the Commitments pursuant to Section 2.05 or Article VII.

         "Tranche B Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit E-2, evidencing indebtedness of the Borrower to such Bank resulting from Tranche B Advances owing to such Bank.

         "Type" has the meaning set forth in Section 1.04.

         "Unispec Leases" means the two Lease Agreements, each dated as of June 20, 1986, between Unispec Development Corporation and Geriatrics, Inc.

         Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.03.    Accounting Terms; Changes in GAAP.

                 (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements (except for changes to which the Borrower's independent public accountants take no exception).

         (b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Financial Statements (except for changes in the principles of consolidation to which the Borrower's independent public accountants take no exception).

         Section 1.04. Classes and Types of Advances. Advances are distinguished by "Class" and "Type". The "Class" of an Advance refers to the determination of whether such Advance is a Tranche A Advance or Tranche B Advance, each of which constitutes a Class. The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Base Rate Advance, each of which constitutes a Type.

         Section 1.05. Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                                   ARTICLE II

                     THE ADVANCES AND THE LETTERS OF CREDIT

         Section 2.01. Tranche A and Tranche B Advances; Extension of Tranche A Maturity Date.

         (a) Tranche A Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Advances to the Borrower from time-to-time on any Business Day during the period from the date of this Agreement until the Tranche A Maturity Date in an aggregate amount not to exceed at any time outstanding (i) such Bank's Tranche A Commitment less
(ii) such Bank's Pro Rata Share of the Letter of Credit Exposure at such time; provided that, following the making of each Borrowing comprised of Tranche A Advances, the aggregate outstanding principal amount of the Tranche A Advances, Letter of Credit Exposure, Competitive Advances and Debt permitted under
Section 6.02(d) shall not exceed the aggregate amount of the Tranche A Commitments. Each Tranche A Borrowing shall be in an aggregate amount not less than (A) $500,000 and in integral multiples of $100,000.00 in excess thereof or
(B) if the aggregate outstanding amount of Tranche A Advances is $500,000.00 or more, $100,000.00 and in integral multiples of $100,000.00 in excess thereof and shall consist of

Tranche A Advances of the same Type made on the same day by the Banks ratably according to their respective Tranche A Commitments. Within the limits of each Bank's Tranche A Commitment, the Borrower may from time-to-time borrow, prepay pursuant to Section 2.08 and reborrow under this Section 2.01(a).

         (b) Tranche B Advances. Each Bank severally agrees on the terms and conditions set forth in this Agreement to make Tranche B Advances to the Borrower from time-to-time on any Business Day during the period from the date of this Agreement until the Tranche B Commitment Termination Date in an amount equal to such Bank's Tranche B Commitment. Each Tranche B Borrowing shall be in an aggregate amount not less than (A) $500,000.00 and in integral multiples of $100,000.00 in excess thereof or (B) if the aggregate outstanding amount of Tranche B Advances is $500,000.00 or more, $100,000.00 and in integral multiples of $100,000.00 in excess thereof and shall consist of Tranche B Advances of the same Type made on the same day by the Banks ratably according to their respective Tranche B Commitments. Within the limits of each Bank's Tranche B Commitment, the Borrower may from time-to-time borrow, prepay pursuant to Section 2.08 and reborrow under this Section 2.01(b). After the Tranche B Commitment Termination Date, no Tranche B Advances may be made other than as Conversions or continuations pursuant to Section 2.02 of Tranche B Advances outstanding on the Tranche B Commitment Termination Date.

         (c)     Extension of Tranche A Maturity Date.

              (i) So long as no Default shall have occurred and be continuing at such time, at least 90 but not more than 150 days before each August 19 beginning August 19, 1998, the Borrower may request in writing to the Administrative Agent and each Bank that the Banks extend the Tranche A Maturity Date by one year. On or before the immediately following July 1 after each such request, each Bank shall notify the Administrative Agent and the Borrower in writing whether it elects to so extend the Tranche A Maturity Date. Any failure by a Bank to so notify the Administrative Agent and the Borrower shall be deemed to be a decision by such Bank to not extend the Tranche A Maturity Date.

             (ii) If each Bank elects to extend the Tranche A Maturity Date, the Tranche A Maturity Date shall automatically extend for one year.

            (iii) If the Majority Banks, but not all the Banks elect to extend the Tranche A Maturity Date (A) the Tranche A Maturity Date and the Tranche A Commitments of the Banks electing to extend shall extend by one year, (B) the Tranche A Maturity Date for the Banks not electing to extend (each a "Terminating Bank") shall remain unchanged and each Terminating Bank's Tranche A Commitment shall terminate on such Tranche A Maturity Date and the Borrower shall repay the outstanding Tranche A Advances made by each

         Terminating Bank on such Tranche A Maturity Date to the extent that the Tranche A Advances under such Terminating Bank's Tranche A Commitment are not assumed pursuant to Section 2.15, (C) the Tranche A Commitment of the Terminating Banks may be assumed and the Terminating Banks may be replaced in accordance with the procedures in Section 2.15, and (D) if not all of the Terminating Banks' Tranche A Commitments are assumed in accordance with Section 2.15, each extending Bank's Pro Rata Share shall be recalculated to take into account the termination of the Tranche A Commitments of the Terminating Banks on the Tranche A Maturity Date for such Terminating Banks.

             (iv) If less than the Majority Banks elect to extend the Tranche A Maturity Date, the Tranche A Maturity Date shall not be extended for any Bank.

         Section 2.02.    Method of Borrowing.

         (a) Notice. Each Revolving Borrowing shall be made pursuant to a Notice of Borrowing, given not later than (i) noon (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Advance or (ii) 10:00 a.m. (Dallas, Texas time) on the Business Day of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice and use best efforts to give notice not later than 12:00 p.m. (Dallas, Texas time) on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by telecopier or telex. Each Notice of a Borrowing shall be by telecopier or telex, confirmed immediately in writing specifying the requested (i) date of such Borrowing, (ii) Type and Class of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Rate Advances, Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07(b). Each Bank shall
(i) in the case of all Revolving Borrowings other than Revolving Borrowings made on the same day as the day the Notice of Borrowing is received, before 11:00 a.m. (Dallas, Texas time) on the date of such Revolving Borrowing and
(ii) in the case of Revolving Borrowings made on the same day as the date of the Notice of Borrowing, before 1:00 p.m. (Dallas, Texas time), make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Revolving Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent.

         (b) Conversions and Continuations. In order to elect to Convert or continue an Advance under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or

Continuation to the Administrative Agent at the Administrative Agent's office no later than (i) 11:00 a.m. (Dallas, Texas time) on the Business Day of the proposed conversion date in the case of a Conversion to a Base Rate Advance and
(ii) no later than noon (Dallas, Texas time) three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Rate Advance. Each such Notice of Conversion or Continuation shall be in writing or by telex or telecopier, confirmed immediately in writing specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advance, and
(iv) in the case of a Conversion to, or a continuation of, a Eurodollar Rate Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Rate Advance, notify each Bank of the applicable interest rate under Section 2.07(b). For purposes other than the making of deemed representations and warranties pursuant to Section 3.02, the portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Revolving Borrowing.

         (c)     Certain Limitations.  Notwithstanding anything in paragraphs
(a) and (b) above:

              (i) at no time shall there be more than eight Interest Periods applicable to outstanding Eurodollar Rate Advances;

             (ii) the Borrower may not select Eurodollar Rate Advances for any Revolving Borrowing if the aggregate amount of such Revolving Borrowing is less than $5,000,000.00 or at any time when a Default has occurred and is continuing;

            (iii) (A) if any Bank shall, at least one Business Day before the date of any requested Revolving Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances for such Bank's Advances included in such Borrowing or for such Bank's Advances included in any subsequent Revolving Borrowing shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and such Bank's Advances included in such Revolving Borrowing shall be a Base Rate Advance; (B) such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank; and (C) if such condition shall continue for such Bank for 60 days, such Bank may be replaced in accordance with the procedures in Section 2.15;

             (iv) if the Administrative Agent is unable to determine the Eurodollar Rate Advances comprising any requested Revolving Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Revolving Borrowing or for any subsequent Revolving Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Revolving Borrowing shall be a Base Rate Advance;

              (v) (A) if any Bank shall, at least one Business Day before the date of any requested Revolving Borrowing, notify the Administrative Agent that the Eurodollar Rate for such Bank's Eurodollar Rate Advance included in such Revolving Borrowing will not adequately reflect the cost to such Bank of making or funding its Eurodollar Rate Advance included in such Revolving Borrowing, the right of the Borrower to select a Eurodollar Rate Advance from such Bank for such Revolving Borrowing or for any subsequent Revolving Borrowing shall be suspended until such Bank shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and such Bank's Advance included in such Revolving Borrowing shall be a Base Rate Advance; (B) such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank; and
         (C) if such condition shall continue for such Bank for 60 days, such Bank may be replaced in accordance with the procedures in Section 2.15; and

             (vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Revolving Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

         (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower.
In the case of any Revolving Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, out- of-pocket cost or expense actually incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Revolving Borrowing the applicable conditions set forth in Article III, or any other failure to Convert such Advances to Eurodollar Rate Advances on the applicable date for Conversion or continuation, including, without limitation, any loss cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Revolving Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Bank before the date of any Revolving Borrowing that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of such Revolving Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Revolving Borrowing available to the Administrative Agent on the date of such Revolving Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Revolving Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Revolving Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Revolving Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Revolving Borrowing.

         (f) Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Revolving Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Revolving Borrowing.

         (g) Notes. The indebtedness of the Borrower to each Bank resulting from Tranche A Advances owing to such Bank shall be evidenced by a Tranche A Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit E-1. The indebtedness of the Borrower to each Bank resulting from Tranche B Advances owing to such Bank shall be evidenced by a Tranche B Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit E-2.

         Section 2.03.    Competitive Advances.

         (a) Generally. Each Bank severally agrees that the Borrower may request Competitive Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Tranche A Maturity Date in the manner set forth below; provided that, following the making of each Competitive Borrowing, the aggregate outstanding principal amount of the Tranche A Advances, Letter of Credit Exposure, Competitive Advances and Debt permitted under Section 6.02(d) shall not exceed the aggregate amount of the Tranche A Commitments. Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow pursuant to paragraph (b) below, prepay and repay pursuant to Section 2.08 below, and reborrow under this Section 2.03. The Competitive Advances made by each Bank shall be evidenced by a Competitive Advance Note in the aggregate amount of the Tranche A Commitments and payable to the order of such Bank.

         (b)     Method of Advancing.

              (i) The Borrower may request a Competitive Borrowing by delivering to the Administrative Agent a Competitive Bid Request (A) in the case of a Competitive Borrowing consisting of Eurodollar Auction Advances not later than 11:00 a.m. (Dallas, Texas time) four Business Days before the proposed date of such Borrowing and (B) in the case of a Competitive Borrowing consisting of Fixed Rate Auction Advances, not later than 10:00 a.m. (Dallas, Texas time) one Business Day before the proposed day of such Borrowing. Without the prior approval of the Administrative Agent, no Competitive Borrowing may be requested within five Business Days after the delivery of any other Competitive Bid Request and no more than three Competitive Bid Requests may be delivered in any calendar month. A Competitive Bid Request that does not conform substantially to the form of Exhibit G-1 may be rejected by the Administrative Agent and the Administrative Agent shall promptly notify the Borrower of such rejection. Each Competitive Bid Request shall specify (1) whether the Borrowing being requested is to consist of Eurodollar Auction Advances or Fixed Rate Auction Advances; (2) the date of such Borrowing (which shall be a Business Day); (3) the aggregate principal amount of such Borrowing, which shall be a minimum of $5,000,000.00 and in integral multiples of $1,000,000.00; and (4) the Interest Period with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected, the Administrative Agent shall by telecopy in the form set forth in Exhibit G-2 invite the Banks to bid to make Competitive Advances pursuant to the Competitive Bid Request.

             (ii) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower as part of such proposed Competitive Borrowing. Each Competitive Bid by a Bank must be received by the Administrative Agent by telecopy in the form of Exhibit G-

         3, (A) in the case of a Competitive Borrowing comprised of Eurodollar Auction Advances, not later than 9:00 a.m. (Dallas, Texas time) three Business Days before the proposed date of such Competitive Borrowing, and (B) in the case of a Competitive Borrowing comprised of Fixed Rate Auction Advances, not later than 9:00 a.m. (Dallas, Texas time) on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form of Exhibit G-3 may be rejected by the Administrative Agent, and the Administrative Agent shall promptly notify the applicable Bank of such rejection. Each Competitive Bid shall specify (1) the principal amount, which shall be a minimum of $5,000,000.00 and in integral multiples of $1,000,000.00, and may equal the entire principal amount of the Competitive Borrowing requested, of the Competitive Advance or Advances that the Bank is willing to make to the Borrower, (2) the Competitive Bid Rate or Rates at which the Bank is prepared to make such Advance or Advances, and
         (3) the Interest Period applicable to such Advance or Advances and the last day thereof. Any Bank which has not responded to the Administrative Agent prior to the time specified above shall be deemed to have elected to decline to make such an offer. A Competitive Bid submitted by a Bank pursuant to this subsection (ii) shall be irrevocable. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Banks are required to submit their Competitive Bids to the Administrative Agent pursuant to this paragraph (ii).

            (iii) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount of each Competitive Bid in respect of which a Competitive Bid shall have been made and the identity of the Bank that shall have made each bid.

             (iv) The Borrower shall before 10:00 a.m. (Dallas, Texas time) at least three Business Days prior to the date of the proposed Competitive Borrowing, with respect to Competitive Borrowings to be comprised of Eurodollar Auction Advances, and on the Business Day of the proposed Competitive Borrowing to be comprised of Fixed Rate Auction Advances, either (A) cancel such Competitive Borrowing by giving the Administrative Agent notice to that effect, or (B) accept one or more of the Competitive Bids made by any Bank or Banks by giving the Administrative Agent a Notice of Acceptance/Rejection stating the amount of the Competitive Advances offered by the Banks which the Borrower has accepted and of the rejection of the remaining Competitive Bids made by the Banks. The failure of the Borrower to give such timely notice shall be deemed to be a rejection of each Competitive Bid. Any Notice of Acceptance/Rejection that does not substantially conform to the form of Exhibit G-4 may be rejected by the Administrative Agent by delivering prompt notice of the rejection to the Borrower. If the Borrower elects to accept any Competitive Bids, the resulting Competitive Borrowing must be in an aggregate principal amount of not less than $5,000,000.00 and in integral multiples of $1,000,000.00 or an aggregate principal amount equal to the remaining balance of the available commitments and cannot exceed the principal amount specified in the relevant Competitive Bid Request. The Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate. If the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids would cause the total amount to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids so accepted, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Bid. If a Competitive Advance must be in an amount less than $5,000,000.00 because of the provisions above, such Competitive Advance may be for a minimum of $1,000,000.00 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate, the amounts shall be rounded to integral multiples of $1,000,000.00 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (iv) shall be irrevocable.

              (v) The Administrative Agent shall promptly notify each bidding Bank by telecopy whether or not its Competitive Bid has been accepted, and, if so, in what amount and at what Competitive Bid Rate, and each successful bidder will thereupon become bound, upon the terms and subject to the conditions hereof, to make the Competitive Advance in respect of which its Competitive Bid has been accepted in the amount so specified by the Administrative Agent. The Administrative Agent shall thereafter promptly notify each Bank of the amount of each Competitive Advance. Each Bank that is to make a Competitive Advance as part of such Competitive Borrowing shall, before 2:00 p.m. (Dallas, Texas time) on the date of such Competitive Borrowing specified in the notice received from the Administrative Agent, make available to the Administrative Agent at its address referred to in Section 9.02 such Bank's Competitive Advance, in immediately available funds. Upon fulfillment of the applicable conditions set forth herein and, except as specified in paragraph (vi) below, after receipt by the Administrative Agent of such funds, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent.

             (vi) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Competitive Borrowing that such Bank shall not make available to the Administrative Agent such Bank's Competitive Advance, the Administrative Agent may assume that such Bank has made such Advance available to the Administrative Agent on the date of such Competitive Borrowing in accordance with paragraph (a) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Competitive Advance available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable on such day to Competitive Advances comprising such Competitive Borrowing and (B) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Competitive Advance as part of such Competitive Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Competitive Borrowing.

         Section 2.04.    Fees.

                 (a)      Facility Fees.

                      (i) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a facility fee on the amount of such Bank's Tranche A Commitment from the date of this Agreement until the Tranche A Maturity Date at the rate equal to the Applicable Margin for facility fees for Tranche A Advances during such period. The fee payable pursuant to this clause (i) is due quarterly in arrears on the first day of each January, April, July, and October commencing October 1, 1996 and on the Tranche A Maturity Date.

                      (ii) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a facility fee on the amount of such Bank's Tranche B Commitment from the date of this Agreement until the Tranche B Commitment Termination Date at the rate equal to the Applicable Margin for facility fees for Tranche B Advances during such period. The fee payable pursuant to this clause (ii) is due quarterly in arrears on the first day of each January, April, July, and October commencing October 1, 1996 and on the Tranche B Commitment Termination Date.

         (b) Agents' Fees. The Borrower agrees to pay to the Administrative Agent, the Documentation Agent and the Syndication Agent the syndication, agent and other fees and expenses described in the letters dated June 3, 1996 from the Borrower on the dates required by such letters.

         (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the pro rata benefit of the Banks, a fee per annum for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Advances of the face amount of such Letter of Credit and (ii) to such Issuing Bank, a fee for each Letter of Credit of 1/8% per annum of the face amount of such Letter of Credit. Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its Expiration Date and be payable quarterly in advance on the date of the issuance of the Letter of Credit for the period from such date until the end of the calendar quarter in which such Letter of Credit is issued and on the first day of each January, April, July, and October thereafter until its Expiration Date.

         Section 2.05. Reduction of the Commitments. (a) The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Tranche A Commitments or the Tranche B Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000.00 or an integral multiple of $1,000,000.00.

         (b) The Tranche A Commitments shall automatically reduce on the first anniversary of any Nonordinary Course Asset Sale, by an amount equal to the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from such Nonordinary Course Asset Sale, the proceeds of which are not used for Acquisition Expenditures within one year from the date of the Nonordinary Course Asset Sale. For purposes of this paragraph (b), the Net Cash Proceeds from a Nonordinary Course Asset Sale will be deemed to be used to make the first Acquisition Expenditures made during the one-year period after the date of such Nonordinary Course Asset Sale.

         (c) Any reduction or termination of the Commitments pursuant to this Section 2.05 shall be permanent, with no obligation of the Banks to reinstate such Commitments and the facility fees provided for in Section 2.04(a)(i) shall thereafter be computed on the basis of the Commitments, as so reduced.

         Section 2.06.    Repayment.

         (a) Tranche A Advances. The Borrower shall repay the outstanding principal amount of each Tranche A Advance on the Tranche A Maturity Date.

         (b) Tranche B Advances. The Borrower shall repay the outstanding principal amount of each Tranche B Advance on the Tranche B Commitment Termination Date or ratably based on each Bank's Pro Rata Share in 15 installments of 1/16th of the aggregate principal amount of the Tranche B Advances outstanding on August 18, 1997, each such installment payable on the first day of each calendar quarter beginning with October 1, 1997 and a final installment equal to the outstanding principal amount of the Tranche B Advances payable on July 1, 2001.

         (c) Competitive Advances. The Borrower shall repay to the Administrative Agent for the account of each Bank which has made a Competitive Advance to the Borrower on the maturity date of each Competitive Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Advance in the related Notice of Acceptance/Rejection delivered pursuant to Section 2.03 above) the then unpaid principal amount of such Competitive Advance.

         Section 2.07. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time-to-time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last day of each calendar quarter and on the date such Base Rate Advance shall be paid in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time-to-time plus the Applicable Margin plus 2% and (ii) the Maximum Rate.

         (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable on the last day of such Interest Period, and, in the case of six-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) rate required to be paid on such Advance immediately prior to the date on which such amount became due plus 2% and (ii) the Maximum Rate.

         (c) Eurodollar Auction Advances. If such Advance is a Eurodollar Auction Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the sum of the Eurodollar Rate for the Interest Period in effect for such Advance plus the Margin offered by the Bank making such Advance and accepted by the Borrower pursuant to Section 2.03(b) and (ii) the Maximum Rate, payable on the last day of such Interest Period, and, in the case of six-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus 2% and (ii) the Maximum Rate.

         (d) Fixed Rate Auction Advances. If such Advance is a Fixed Rate Auction Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the fixed rate of interest offered by the Bank making such Advance and accepted by the Borrower pursuant to Section 2.03(b) and (ii) the Maximum Rate, payable on the last day of such Interest Period and, in the case of Interest Periods longer than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period and every three months thereafter; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus 2% and (ii) the Maximum Rate.

         (e) Additional Interest on Eurodollar Advances. The Borrower shall pay to each Bank, so long as any such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Bank, from the later of (i) the date of such Advance and (ii) the date such reserve requirement is imposed until the earlier of (A) the date such principal amount is paid in full and (B) the date such reserve requirement is suspended, at an interest rate per annum equal at all times to the remainder obtained by subtracting (1) the Eurodollar Rate for the Interest Period for such Advance from (2) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Bank shall be determined by such Bank and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error). Each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

         (f) Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect.

                 In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes.

                 In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

         Section 2.08.    Prepayments.

         (a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.08.

         (b) Optional. The Borrower may elect to prepay any of the Advances, after giving (i) by 9:00 a.m. (Dallas, Texas time) in the case of Eurodollar Advances, at least two Business Days' or (ii) by 11:00 a.m. (Dallas, Texas time) in case of Base Rate Advances or Fixed Rate Auction Advances, same Business Day's prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, whether such prepayment should be applied to reduce outstanding Tranche A Advances, Tranche B Advances, or Competitive Advances and, if applicable, the relevant Interest Period for the Advances to be repaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount in integral multiples of $1,000,000.00 so long as $5,000,000.00 in principal is outstanding.

         (c)     Mandatory.

              (i) On any date on which the outstanding principal amount of the Tranche A Advances plus the outstanding principal amount of the Competitive Advances plus the Letter of Credit Exposure plus the outstanding principal amount of all Debt permitted under Section 6.02(d) exceeds the Tranche A Commitment, the Borrower agrees to make a prepayment of the Tranche A Advances and, if the Tranche A Advances have been repaid in full or are paid in full in connection with such prepayment, of the Competitive Advances in the amount of such excess.

             (ii) Before the Tranche B Commitment Termination Date, on the date of each reduction of the aggregate Tranche B Commitments pursuant to Section 2.05, the Borrower agrees to make a prepayment in respect of the outstanding amount of Tranche B Advances to the extent, if any, that the aggregate unpaid principal amount of all Tranche B Advances exceeds the Tranche B Commitment, as so reduced.

            (iii) Each prepayment pursuant to this Section 2.08(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date.

         (d) Application of Prepayments. Each prepayment of Tranche B Advances made after the Tranche B Commitment Termination Date shall be applied to future scheduled Tranche B Advance principal payments, at the Borrower's option, (i) in the inverse order of their maturity or (ii) pro rata.

         (e) Illegality. If any Bank shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Advances of such Bank then outstanding hereunder, (i) the Borrower shall, no later than 11:00 a.m. (Dallas, Texas time), (A) if not prohibited by law or regulation to maintain such Eurodollar Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar Advance or (B) if prohibited by law or regulation to maintain such Eurodollar Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Bank then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment, (ii) such Bank shall simultaneously make a Base Rate Advance or Fixed Rate Auction Advance, as applicable, to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Bank, and (iii) the right of the Borrower to select Eurodollar Advances for any subsequent Borrowing from such Bank shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. If the condition requiring the prepayment under this paragraph shall continue for such Bank for 60 days, such Bank may be replaced in accordance with the procedures in Section 2.15.

         (f) Ratable Payments; Effect of Notice. Each payment of any Advance pursuant to this Section 2.08 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part. All notices given pursuant to this Section 2.08 shall be irrevocable and binding upon the Borrower.

         Section 2.09. Breakage Costs. If (a) any payment of principal of any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance, except as a result of Section 2.08(e) or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

         Section 2.10.    Increased Costs.

         (a) Eurodollar Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Advances, then the Borrower shall from time-to-time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such

Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. If the condition requiring payment under this paragraph shall continue for a Bank for 60 days, such Bank may be replaced in accordance with the procedures in Section 2.15.

         (b) Capital Adequacy. If any Bank or the Issuing Bank determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank or the Issuing Bank or any corporation controlling such Bank or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or the Issuing Bank's commitment to issue the Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Bank or the Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank or to the Issuing Bank, as the case may be, from time-to-time as specified by such Bank or the Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or the Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement and (ii) with respect to the Issuing Bank, to the extent that the Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Bank or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall not be obligated to compensate any Bank or the Issuing Bank pursuant to this paragraph
(b) for reduced return accruing prior to the date which is 90 days before such Bank or the Issuing Bank requests compensation; provided that if any law, rule or regulation, or interpretation or administration thereof, or any request or directive giving rise to reduced returns has retroactive effect, such Bank or the Issuing Bank shall be entitled to claim compensation under this paragraph for the period commencing on such date of retroactive effect through the date of adoption or change or promulgation thereof without regard to the foregoing limitation. If the condition requiring payment under this paragraph shall continue for a Bank for 60 days, such Bank may be replaced in accordance with the procedures in Section 2.15.

         (c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank, the Borrower shall pay to the Issuing Bank, from time-to-time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost. The Issuing Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of the Issuing Bank, be otherwise materially disadvantageous to the Issuing Bank. A certificate as to such increased cost incurred by the Issuing Bank, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by the Issuing Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error. If the condition requiring payment under this paragraph shall continue for a Bank for 60 days, such Bank may be replaced in accordance with the procedures in Section 2.15.

         Section 2.11.    Payments and Computations.

         (a) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Bank, or a specific Bank pursuant to Section 2.03, 2.04(b), 2.04(c), 2.07(c), (d), or (e), 2.09, 2.10, 2.12, or 9.07 but after taking into account payments effected pursuant to Section 9.04) in accordance with each Bank's Pro Rata Share to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or the Issuing Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

         (b) Computations. All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate, and of fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

         (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

         Section 2.12.    Taxes.

         (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Issuing Bank, and the Administrative Agent, taxes imposed on its income and franchise taxes imposed on it (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, the Issuing Bank, or the Administrative

Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Bank, the Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Bank's, the Issuing Bank's, or the Administrative Agent's failure to provide the forms described in paragraph (d) of this Section 2.12 and such Bank, the Issuing Bank, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

         (c) Indemnification. The Borrower indemnifies each Bank, the Issuing Bank, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank, the Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, the Issuing Bank, or any such Bank. If any Bank, the Administrative Agent, or the Issuing Bank receives a refund in respect of any taxes paid by the Borrower under this paragraph (c), such Bank, the Administrative Agent, or the Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

         (d) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

         Section 2.13. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.14.    Letters of Credit.

                 (a) Issuance. From time-to-time from the date of this Agreement until three months before the Tranche A Maturity Date, at the request of the Borrower, an Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the expiration date of Letters of Credit for the account of the Borrower on any Business Day. No Letter of Credit will be issued, increased, or extended:

              (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (1) $50,000,000.00 and (2) the aggregate Tranche A Commitments less the aggregate outstanding principal amount of all Tranche A Advances, Competitive Advances, and Debt permitted under Section 6.02(d);

             (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) the Tranche A Maturity Date;

            (iii) unless such Letter of Credit is in form and substance acceptable to such Issuing Bank in its sole discretion;

             (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of Funded Debt of any Person;

              (v) unless the Borrower has delivered to such Issuing Bank a completed and executed letter of credit application on such Issuing Bank's standard form which shall contain terms no more restrictive than the terms of this Agreement; and

             (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor to such publication. If the terms of any letter of credit application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

         (b) Participations. (i) On the Effective Date, such Issuing Bank shall be deemed to have sold to each Bank and each other Bank shall be deemed to have purchased from such Issuing

Bank a participation equal to such Bank's Pro Rata Share at such date in the Letter of Credit Obligations related to each Letter of Credit issued under the Existing Credit Agreement and outstanding on the Effective Date and (ii) upon the date of the issuance or increase of a Letter of Credit occurring on or after the Effective Date, such Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the related Letter of Credit Obligations equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Such Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Bank's participation in such Letter of Credit.

         (c) Reimbursement. The Borrower hereby agrees to pay on demand to such Issuing Bank for the benefit of the Banks in respect of each Letter of Credit an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event such Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Tranche A Borrowing comprised of Base Rate Advances to the Borrower from such Bank. If such reimbursement is not made by any Bank to the Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Banks to record and otherwise treat such payment under a Letter of Credit not immediately reimbursed by the Borrower as a Tranche A Borrowing comprised of Base Rate Advances to the Borrower.

         (d) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

              (i) any lack of validity or enforceability of any Letter of Credit Documents;

             (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

            (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any

         Persons for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

             (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

              (v) payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

             (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

         (e) Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither such Issuing Bank nor any of its officers or directors shall be liable or responsible for:

              (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

             (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

            (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit, unless such payment was due to such Issuing Bank's gross negligence or willful misconduct; or

             (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence, but other than through such Issuing Bank's gross negligence or willful misconduct), except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 2.15.    Bank Replacement.

         (a) Right to Replace. The Borrower shall have the right to replace each Terminating Bank at any time and each Bank affected by a condition under Section 2.02(c)(iii) or (v), 2.08(e), or 2.10 for more than 60 days (each Terminating Bank and each such affected Bank, an "Affected Bank") with an Eligible Assignee in accordance with the procedures in this Section 2.15.

         (b)     Procedure.  Any replacement of a Bank pursuant to this Section
2.15 shall be (i) made by the Eligible Assignee designated by the Borrower or by the Administrative Agent with the Borrower's consent and the selling Bank entering into an Assignment and Acceptance and by following the procedures in
Section 9.06 for adding a Bank and (ii) shall close within 10 days after the Administrative Agent's receipt of the notice of election to replace such Bank.


                                  ARTICLE III

                             CONDITIONS OF LENDING

         Section 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective and the Existing Credit Agreement shall be amended and restated as provided in this Agreement on the date the following conditions precedent are met ("Effective Date"):

         (a) The Borrower, each Bank, and the Administrative Agent shall have duly and validly executed originals of this Agreement and delivered them to the Administrative Agent;

         (b) The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, (except for the Notes) in sufficient copies for each
Bank:

              (i) the Tranche A Notes, the Tranche B Notes and the Competitive Advance Notes dated as of the Effective Date payable to the order of each of the Banks, respectively;

             (ii) a Guaranty executed by each of the Borrower's Subsidiaries (other than its Nonprofit Subsidiaries and LCA Insurance Co., Ltd.);

            (iii) a certificate from the Chief Executive Officer, President, Chief Financial Officer, or Treasurer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects and (B) no Default has occurred and is continuing;

             (iv) copies, each certified as of the date of this Agreement by a Secretary or Assistant Secretary of the Borrower and each Guarantor (A) of the resolutions of the Board of Directors of the Borrower or such Guarantor, as the case may be, and authorizing the execution and delivery of each Credit Document to which such Person is a party and (B) of the certificate of incorporation and bylaws of the Borrower or such Guarantor, as the case may be;

              (v) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor dated as of the date of this Agreement certifying as of such date the names and true signatures of officers of the Borrower or such Guarantor, as the case may be, authorized to sign the Credit Documents to which such Person is a party;

             (vi) a favorable opinion of the Associate General Counsel to the Borrower and the Guarantors, dated as of the Effective Date, in form and substance satisfactory to the Administrative Agent; and

            (vii) such other documents, governmental certificates, agreements, licenses, lien searches as the Administrative Agent or any Bank may reasonably request.

         (c) The Borrower shall have paid to the Administrative Agent for its account and the account of the Documentation Agent and the Syndication Agent the fees and expenses required by Section 2.04(b) to be paid as of the Effective Date.

         (d) No Default or Event of Default shall have occurred and be continuing.

         (e) The representations and warranties contained in Article IV and in Section 6 of the Guaranties shall be true and correct in all material respects.

         Section 3.02. Conditions Precedent to all Borrowings. The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing) and of an Issuing Bank to issue or increase any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase of such Letter of Credit such statements are true):

         (a) the representations and warranties contained in Article IV (excluding the representations and warranties contained in Sections 4.05(a), 4.06, 4.13(b), and 4.16(a)) and Section 6 of the Guaranties are correct in all material respects on and as of the date of such Borrowing or the issuance or increase of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date and

         (b) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         Section 4.01. Corporate Existence; Subsidiaries. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified would reasonably be expected to cause a Material Adverse Effect. Each Subsidiary of the Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified would reasonably be expected to cause a Material Adverse Effect. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.01, and Schedule 4.01 lists the jurisdiction of incorporation and the address of the principal office of each such Subsidiary existing on the date of this Agreement.

         Section 4.02. Corporate Power. The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Credit Documents to which it is a party and by the Guarantors of the Guaranties and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower's and the Guarantors' corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) the Borrower's or any Guarantor's certificate or articles, as the case may be, of incorporation or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, the contravention of which would reasonably be expected to cause a Material Adverse Effect and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing or the issuance or increase of each Letter of Credit, such Borrowing and the use of the proceeds of such Borrowing or the issuance or increase of such Letter of Credit will be within the Borrower's corporate powers, will have been duly authorized by all necessary corporate action, (a) will not contravene (i) the Borrower's certificate of incorporation or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower the contravention of which would reasonably be expected to cause a Material Adverse Effect and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.03. Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes, or the other Credit Documents to which the Borrower is a party or by each Guarantor of its Guaranty or the consummation of the transactions contemplated thereby. At the time of each Borrowing or the issuance or increase of any Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing or the issuance or increase of such Letter of Credit.

         Section 4.04. Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranties have been duly executed and delivered by the Guarantors. Each Credit Document is the legal, valid, and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

         Section 4.05. Financial Statements. (a) The balance sheets of the Borrower and its Subsidiaries as at September 30, 1995, and the related statements of income, cash flow, and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the balance sheets of the Borrower and its Subsidiaries as at June 30, 1996, and the related statements of income and cash flow of the Borrower and its Subsidiaries for the nine months then ended, duly certified by an authorized financial officer of the Borrower, copies of which have been furnished to each Bank, fairly present, subject, in the case of said balance sheets as at June 30, 1996 and said statements of income and cash flow for the nine months then ended, to year-end audit adjustments, the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, and such balance sheets and statements of income, cash flow, and retained earnings were prepared in accordance with GAAP.

         (b)     No Material Adverse Change has occurred.

         Section 4.06. True and Complete Disclosure. No representation, warranty, or other statement made by the Borrower or any Guarantor (or on behalf of the Borrower or any Guarantor) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement the effect of which would reasonably be expected to have a Material Adverse Effect. There is no fact known to any Responsible Officer of the Borrower on the date of this Agreement and on the Effective Date that has not been disclosed to the Banks which would reasonably be expected to have a Material Adverse Effect. All projections, estimates, and pro forma financial information furnished by the Borrower or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

         Section 4.07. Litigation. Except as otherwise disclosed to the Banks in writing after the date of this Agreement, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Agency or arbitrator, which would reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Credit Document or the consummation of any of the transactions contemplated hereby or thereby.

         Section 4.08. Use of Proceeds. The proceeds of Advances may only be used by the Borrower to refinance existing Indebtedness under the Existing Credit Agreement and for general corporate purposes, including acquisitions, working capital needs and the issuance of Letters of Credit. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation G, T, U or X. Following application of the proceeds of each Advance, not more than 25 percent (or such greater percent as may be provided for in any amendment to Section 221.2(g)(2)(i) of Regulation U after the date of this Agreement) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis), which are subject to any arrangement with the Administrative Agent or any Bank (herein or otherwise) whereby the Borrower's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted, will be margin stock (within the meaning of Regulation U).

         Section 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.11.    Taxes.

         (a) Reports and Payments. All Returns required to be filed by or on behalf of the Borrower, its Subsidiaries, or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct, except where the failure to so file would not be reasonably expected to have a Material Adverse Effect; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements, (ii) taxes that are being contested in good faith, or
(iii) such Taxes, the failure to pay which would not have a Material Adverse Effect. The reserves for accrued Taxes reflected in the financial statements delivered to the Banks under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person, except for such Taxes or reserves therefor, the failure to pay or provide for which does not and could not have a Material Adverse Effect.

         (b) Taxes Definition. "Taxes" in this Section 4.11 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on with respect to any such assessment).

         (c) Returns Definition. "Returns" in this Section 4.11 shall mean any federal, state, local, or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

         Section 4.12. Pension Plans. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of the Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in any amount that would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Borrower or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.13.    No Burdensome Restrictions; No Defaults.

                 (a) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable Legal Requirement which would reasonably be expected to have a Material Adverse Effect. The Borrower and the Guarantors are not in default under or with respect to any contract, agreement, lease or other instrument to which the Borrower or any Guarantor is a party and which would reasonably be expected to have a Material Adverse Effect. To the knowledge of a Responsible Officer of the Borrower, neither the Borrower nor any Guarantor has received any notice of default under any contract, agreement, lease or other instrument to which the Borrower or such Guarantor is a party which is continuing and which, if not cured, would reasonably be expected to have a Material Adverse Effect.

         (b)     No Default has occurred and is continuing.


         Section 4.14.    Environmental Condition.

         (a) The Borrower and its Subsidiaries, taken as a whole, (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses of which the failure to obtain would reasonably be expected to have a Material Adverse Effect; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws of which the failure to comply would reasonably be expected to have a Material Adverse Effect; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit the violation of which would reasonably be expected to have a Material Adverse Effect; and (iv) are not subject to any actual or contingent Environmental Claim, which Environmental Claim would reasonably be expected to have a Material Adverse Effect.

         (b) To the knowledge of any Responsible Officer of the Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located, which Lien would reasonably be expected to have a Material Adverse Effect; or
(iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or would reasonably be expected to result in the need for Response that would have a Material Adverse Effect.

         (c) Without limiting the foregoing, the present and, to the best knowledge of any Responsible Officer of the Borrower, future liability, if any, of the Borrower and its Subsidiaries, taken as a whole, which would reasonably be expected to arise in connection with requirements under Environmental Laws will not have a Material Adverse Effect.

         Section 4.15. Permits, Licenses, etc. The Borrower and its Subsidiaries possess all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which the failure to possess could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries manage and operate their business in accordance with all applicable Legal Requirements which the failure to so manage or operate would reasonably be expected to have a Material Adverse Effect.

         Section 4.16.    Health Care Regulatory Matters.

         (a) To the knowledge of any Responsible Officer of the Borrower, all necessary steps have been or are being taken to secure the renewal of any Health Facility License, Medicaid Provider Agreement or Medicare Provider Agreement issued with respect to any Facility which the failure to renew could reasonably be expected to have a Material Adverse Effect and that is to expire within 60 days after the date of this Agreement, and there is no reasonable basis known to any Responsible Officer of the Borrower or its Subsidiaries that any such renewal will not be obtained.

         (b) There are no proceedings pending, or, to the best of the Borrower's knowledge, threatened by any Governmental Authority seeking nor, to the knowledge of any Responsible Officer of the Borrower or any of its Subsidiaries, has the Borrower or any of its Subsidiaries taken any action to the effect of which would be to adversely modify, revoke, withdraw, or suspend any CON, Health Facility License, Medicaid Provider Agreement, Medicare Provider Agreement, Medicare Certification or Medicaid Certification in a manner that would reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, there is no decision to fail to renew or deny payments under any Medicaid Provider Agreement or Medicare Provider Agreement which failure or denial would reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, the Borrower agrees, unless the Majority Banks shall otherwise consent in writing, to comply with the following covenants.

         Section 5.01. Compliance with Laws, Etc. The Borrower will comply, and cause each of its Subsidiaries to comply, with all Legal Requirements of which the failure to comply would reasonably be expected to have a Material Adverse Effect. Without limiting the generality and coverage of the foregoing, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws and, in all material respects, all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower, or any of its Subsidiaries do business; provided, however, that this Section 5.01 shall not prevent the Borrower, or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.

         Section 5.02. Maintenance of Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, provided that the Borrower or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control.

         Section 5.03. Preservation of Corporate Existence, Etc. The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises would reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained in this
Section 5.03 shall prevent any transaction permitted by Section 6.04.

         Section 5.04. Payment of Taxes, Etc. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent and which the failure to timely pay or discharge would reasonably be expected to have a Material Adverse Effect, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

         Section 5.05. Visitation Rights. At any reasonable time and from time-to-time and so long as any visit or inspection will not interfere with patients' rights or unreasonably interfere with the Borrower's or any of its Subsidiaries operations, upon reasonable notice, the Borrower will, and will cause its Subsidiaries to, permit the Administrative Agent and any Bank or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors.

         Section 5.06. Reporting Requirements. The Borrower will furnish to the Administrative Agent and each Bank:

         (a) Defaults. As soon as possible and in any event within five Business Days after the occurrence of each Default known to a Responsible Officer of the Borrower or any of its Subsidiaries which is continuing on the date of such statement, a statement of an authorized financial officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;

         (b) Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the balance sheets of Borrower and its Subsidiaries as of the end of such quarter and the statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Borrower as having been prepared in accordance with GAAP, together with a compliance certificate duly executed by a Responsible Officer in substantially the form of the attached Exhibit F;

         (c) Annual Financials. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and statements of income and retained earnings and of cash flows of Borrower and its Subsidiaries for such fiscal year, in each case certified by Ernst & Young or other nationally recognized independent certified public accountants or other independent certified public accountants of recognized standing acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower in connection with such audit, together with a compliance certificate duly executed by a Responsible Officer in substantially the form of the attached Exhibit F;

         (d) Securities Law Filings. Promptly and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower or any of its Subsidiary sends to or files with the United States Securities and Exchange Commission or sends to any shareholder of the Borrower;

         (e) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after any Responsible Officer of the Borrower knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto;

         (f) Termination of Plans. Promptly and in any event within two Business Days after the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (g) Other ERISA Notices. Promptly and in any event within five Business Days after the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to have a Material Adverse Effect;

         (h) Environmental Notices. Promptly upon the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the EPA, or any other Governmental Authority directly engaged in protection of the Environment, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and which, based upon information reasonably available to the Borrower at the time or after such violation, would reasonably be expected to have a Material Adverse Effect, (ii) any action or omission on the part of the Borrower or any of its Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower at the time of such receipt, would reasonably be expected to have a Material Adverse Effect, (iii) any notice of potential responsibility under CERCLA which would reasonably be expected to have a Material Adverse Effect, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Borrower, its present or former Subsidiaries, or any of their leased or owned material Property, wherever located, which would reasonably be expected to have a Material Adverse Effect;

         (i) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary and the knowledge of such receipt by a Responsible Officer of the Borrower or any inside counsel of the Borrower, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any CON, Health Facility License, Medicaid Provider Agreement, Medicare Provider Agreement, Medicaid Certification, or Medicare Certification in a manner that would reasonably be expected to have a Material Adverse Effect and
(ii) any revocation or involuntary termination of any Medicaid Provider Agreement, Medicare Provider Agreement, Medicaid Certification, or Medicare Certification that would reasonably be expected to have a Material Adverse Effect;

         (j) Material Changes. Prompt written notice of any condition or event of which any Responsible Officer of the Borrower has knowledge, which condition or event has resulted or could reasonably be expected to result in
(i) a Material Adverse Change or Material Adverse Effect or (ii) a breach of or noncompliance with any term, condition, or covenant of any contract to which the Borrower or any of its Subsidiaries is a party or by which they or their properties may be bound, which breach or noncompliance would reasonably be expected to have a Material Adverse Effect;

         (k) Disputes, etc. Prompt written notice of any claims, proceedings, or disputes, or to the knowledge of any Responsible Officer of the Borrower threatened, or affecting the Borrower, or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

         (l) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, or any of its Subsidiaries, as any Bank through the Administrative Agent may from time-to-time reasonably request.

         Section 5.07. Maintenance of Property. Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain all of its Property necessary or useful in the proper conduct of its business in good working order and condition, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about the owned or operated property involving the Environment that would reasonably be expected to have a Material Adverse Effect.

         Section 5.08. Additional Guaranties. Upon the creation or acquisition after the Effective Date of any Material Subsidiary or promptly after any Subsidiary which is not a Guarantor becomes a Material Subsidiary, the Borrower will cause such Material Subsidiary to execute and deliver to each Bank a Guaranty and such evidence of corporate authority to enter into such Guaranty as the Administrative Agent may reasonably request; provided that as of the last day of any fiscal quarter the Borrower and the Guarantors shall have at least 85% of the Borrower's Tangible Net Assets on such day and at least 85% of the Borrower's EBITDA for the four fiscal quarters ending on such day. A "Material Subsidiary" is any Subsidiary of the Borrower which on the date of its acquisition or formation or on any quarter end after the date of this Agreement (a) has EBITDA for the four fiscal quarters ending immediately preceding such date equal to or greater than 5% of the Borrower's EBITDA for such period or (b) Tangible Net Assets equal to or greater than 5% of the Borrower's Tangible Net Assets.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit remain outstanding, or any Bank shall have any Commitment, the Borrower agrees, unless the Majority Banks otherwise consent in writing, to comply with the following covenants.

         Section 6.01. Liens, Etc. The Borrower will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

         (a)     securing the Obligations;

         (b) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.01 and 5.04;

         (c) imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

         (d) arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or any of its Subsidiaries;

         (e) Liens securing purchase money Debt, Capital Leases, and acquired Debt permitted under Section 6.02(k); provided that (i) in the case of purchase money Debt and Capital Leases, each such Lien only encumbers the property acquired in connection with the creation of such Debt of Capital Lease and all proceeds therefrom and (ii) the fair market value of the collateral securing any such Debt may exceed the outstanding principal amount of such Debt only to the extent such excess is within customary commercial bank lending and collateralization requirements;

         (f) securing Debt listed on the attached Schedule 6.01; provided that the Debt of the Borrower or any Subsidiary of the Borrower secured by such Liens shall not be renewed, refinanced or extended if the amount of such Debt so renewed is greater than the outstanding amount of such Debt on the date of this Agreement;

         (g) arising from litigation and which are effectively stayed from execution and would not otherwise cause a Default to occur;

         (h) in the nature of utility easements, building restrictions, and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

         (i) in the nature of any interest or title of a lessor in assets being leased to the Borrower or one of its Subsidiaries; and

         (j)     encumbering the Property subject to the lease permitted by
Section 6.02(m).

         Section 6.02. Debts, Guaranties and Other Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume, suffer to exist or in any manner become or be liable in respect of any Debt except:

         (a)     Debt of the Borrower and its Subsidiaries under the Credit
Documents;

         (b) unsecured Debt listed on the attached Schedule 6.02 and all renewals, extensions, rearrangements or refinancings of any such credit arrangements on terms and for amounts substantially similar to the terms and amounts existing as of the date of this Agreement;

         (c) intercompany Debt owed (i) by any wholly-owned Subsidiary of the Borrower (other than a Nonprofit Subsidiary) to the Borrower; (ii) by the Borrower to any of its wholly-owned Subsidiaries; and (iii) any wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower;

         (d) unsecured borrowings at a market rate of interest with maturities of less than 180 days of the Borrower not otherwise permitted by the preceding paragraphs (a), (b), and (c) in an aggregate outstanding principal amount not to exceed at any time the lesser of (i) $100,000,000.00 or (ii) the amount by which the Tranche A Commitments exceeds the sum of the outstanding Tranche A Advances, Letter of Credit Exposure, and Competitive Advances;

         (e) Debt secured by the Liens permitted pursuant to paragraph (f) of Section 6.01;

         (f) current liabilities for the financing of the Borrower's and its Subsidiaries' insurance premiums;

         (g) the Borrower's guaranty under the Contract to Lease and Surviving Master Agreement for Leases of Mayer, Trustee Nursing Homes dated as of May 1, 1994 among the Borrower, Living Centers of Texas, Inc., and Clarence Mayer, Trustee of the repayment of the residual value of the premises leased thereby;

         (h) guaranties (i) by the Borrower's Subsidiaries of any Debt of the Borrower permitted by this Section 6.02 and (ii) by the Borrower of its wholly-owned Subsidiaries' Debt permitted by this Section 6.02;

         (i) reimbursement obligations of the Borrower in respect of any surety bonds or letters of credit otherwise permitted under this Agreement issued to secure payment of any insurance premiums, regulatory obligations, or trust fund obligations for the Borrower or any of its Subsidiaries;

         (j) unfunded vested liabilities under any Plan that would not reasonably be expected to have a Material Adverse Effect;

         (k) Debt incurred in connection with the purchase of any Property, Capital Leases, and Debt assumed in connection with any Acquisition Expenditure in an aggregate outstanding principal amount not to exceed at any time the greater of (i) $75,000,000.00 or (ii) 15% of the Borrower's Net Worth at such time;

         (l) Subordinated Debt in an aggregate outstanding principal amount not to exceed at any time $150,000,000.00; and

         (m) (i) obligations to pay rent under any lease that is treated as an operating lease under GAAP but for which the Borrower or any of its Subsidiaries is viewed as the owner of the leased Property under the Code and
(ii) guaranties by the Borrower or any of its Subsidiaries of the obligations of the lessor of such leased Property which are secured by the payments due under the lease of such Property.

         Section 6.03. Agreements Restricting Liens and Distributions. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) which (a) except with respect to specific property encumbered to secure payment of Debt related to such property, imposes restrictions greater than those under this Agreement upon the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or (b) limits Restricted Payments to or any advance by any of the Borrower's Subsidiaries to the Borrower.

         Section 6.04. Merger or Consolidation; Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to,

         (a) merge or consolidate with or into any other Person, except that (i) the Borrower may merge with any of its wholly-owned Subsidiaries and
(ii) any of the Borrower's wholly-owned Subsidiaries may merge with another of the Borrower's wholly-owned Subsidiaries, provided that immediately after giving effect to any such proposed transaction no Default would exist and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation or

         (b) sell, lease, transfer, or otherwise dispose of any asset (including stock of a Subsidiary) other than the Devcon Stock Sale or the sale of certain assets acquired in connection with Project QC if the fair market value of such asset plus the fair market value of all assets (including stock of a Subsidiary) disposed of during the four fiscal quarters immediately preceding the date of such asset sale would exceed 5% of Tangible Net Assets of the Borrower; provided that, for sales of assets in a single transaction or in a related series of transactions with a fair market value in excess in $15,000,000.00, the Administrative Agent shall have received a Compliance Certificate demonstrating pro forma financial covenant compliance, including adjustments to the Borrower's EBITDA for such divested assets.

Upon the closing of any transaction permitted by this Section 6.04 involving a Guarantor the shares of stock of which is sold or that does not survive a merger, such Guarantor shall automatically be released from its obligations under its Guaranty, and, if requested by the Borrower, the Agent, on its behalf and the behalf of the Banks, shall execute a release of such Guarantor from its Guaranty.

         Section 6.05. Restricted Payments. The Borrower will not make or pay any Restricted Payment if a Default exists or would result therefrom.

         Section 6.06. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, except the following:

         (a)     the purchase of Liquid Investments;

         (b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

         (c) ordinary course of business contributions, loans or advances to, or investments in, (i) a direct or indirect Subsidiary of the Borrower, other than a Nonprofit Subsidiary or (ii) the Borrower;

         (d)     the Borrower's ownership of the stock of any Nonprofit
Subsidiary;

         (e)     other capital investments not otherwise permitted by this
Section 6.06 in an aggregate amount of such investments outstanding at any time not to exceed $5,000,000.00;

         (f) holding of notes receivable included on the Borrower's balance sheet at June 30, 1995 or received in connection with asset sales permitted by
Section 6.04 or acquired in connection with acquisitions by the Borrower permitted by Section 6.07; and

         (g)     Acquisition Expenditures permitted under Section 6.07.

         Section 6.07. Acquisition Expenditures. Except for up to $25,000,000.00 of aggregate cash consideration paid during any consecutive four fiscal quarter period for all purchases of facilities which have been leased by the Borrower or any of its Subsidiaries for at least three years, the Borrower shall not and shall not permit any of its Subsidiaries to make any Acquisition Expenditure, unless (a) such Acquisition Expenditure is made in substantially the same or complementary lines of business of the Borrower and does not violate any other provision of this Agreement; (b) except for Project QC, (i) the aggregate cash consideration paid during any four consecutive four fiscal quarter period plus (ii) assumptions of Debt for all Acquisition Expenditures made during such period does not exceed (A) $100,000,000.00 plus (B) an amount not less than zero, but equal to (1) the Net Cash Proceeds received from asset sales permitted by Section 6.04 during such period minus (2) the total automatic Commitment reductions made under Section 2.05(b) during such period; (c) at the time of such Acquisition Expenditure no Default has occurred and is continuing or would occur upon the consummation of such acquisition; (d) for Acquisition Expenditures in excess of $15,000,000.00, the Administrative Agent shall have received a Compliance Certificate demonstrating pro forma financial covenant compliance, including adjustments to the Borrower's EBITDA for such acquired business; and (e) immediately following the making of such Acquisition Expenditure, the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Advances, the Letter of Credit Exposure, and the outstanding principal amount of Debt permitted by Section 6.02(d) by at least $25,000,000.00.

         Section 6.08. Affiliate Transactions. Except as expressly permitted elsewhere in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly: (a) any investment in any Affiliate (other than a wholly-owned Subsidiary of the Borrower); (b) any transfer, sale, lease, assignment or other disposal of any assets to any such Affiliate or any purchase or acquisition of assets from any such Affiliate; or (c) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate); provided that the Borrower and its Subsidiaries (i) may enter into any arrangement or other transaction with any such Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not such an Affiliate and (ii) may maintain the arrangements listed on the attached Schedule 6.08.

         Section 6.09. Compliance with ERISA. The Borrower will not, and will not permit any of its Subsidiaries to, (a) terminate any Plan so as to result in any material (in the opinion of the Majority Banks) liability of the Borrower or any of its Affiliates to the PBGC or (b) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Banks) risk of such a termination by the PBGC of any Plan under
Section 4042 of ERISA.

         Section 6.10. Cash Flow Ratio. The Borrower will not permit the ratio of (a) its Cash Flow as of the end of any fiscal quarter for the four fiscal quarters then ended to (b) Interest Expense for such period plus its current maturities of long-term debt as of the last day of such period plus its Lease Expense as of the last day of such period to be less than 1.30.

         Section 6.11. Leverage Ratio. The Borrower will not permit its Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.25.

         Section 6.12. Net Worth. The Borrower will not permit its Net Worth to be less than $295,000,000.00 plus 75% of its cumulative positive Net Income for each fiscal quarter after March 31, 1996 (excluding Net Income for any fiscal quarter for which Net Income is negative) plus 50% of the increase of Net Worth caused by any issuance of capital stock after March 31, 1996.

         Section 6.13. Indemnification Agreement. The Borrower shall not agree to amend any provision of the Indemnification Agreement if such amendment would increase the Borrower's obligations under the Indemnification Agreement.

                                  ARTICLE VII

                                    REMEDIES

         Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit
Document:

         (a) Payment. The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when the same becomes due and payable, or any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document within three Business Days after the same becomes due and payable;

         (b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement (other than the representation and warranty in Section 4.13(b)) or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) Covenant Breaches. (i) The Borrower shall (A) fail to perform or observe any covenant contained in Section 5.03 or 5.04 or Article VI of this Agreement or (B) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Credit Document which is not covered by clause (i)(A) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier of written notice of such default shall have been given to such Person by the Administrative Agent or any Bank or a Responsible Officer of such Person's actual knowledge of such default or (ii) any Guarantor shall fail to perform or observe any covenant contained in its Guaranty if such failure shall remain unremedied for the same period, if any, applicable to such covenant in this Agreement after the earlier of written notice of such default shall have been given to such Person by the

Administrative Agent or any Bank or a Responsible Officer of such Person's actual knowledge of such default;

         (d) Cross-Defaults. (i) The Borrower or any its Subsidiaries shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $10,000,000.00 individually or when aggregated with all such Debt of the Borrower or its Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $10,000,000.00 individually or when aggregated with all such Debt of the Borrower and its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Insolvency. The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any such Subsidiary, either such proceeding shall remain undismissed for a period of 30 days or any of the actions sought in such proceeding shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

         (f) Judgments. Any judgment or order for the payment of money in excess of $5,000,000.00 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged as being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a substantive employer and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $10,000,000.00 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (h) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $10,000,000.00;

         (i) Guaranties. Any provision of any Guaranty requiring the payment of the Guaranteed Obligations (as defined in the Guaranties) shall for any reason cease to be valid and binding on the applicable Guarantor or the applicable Guarantor shall so state in writing; or

         (j) Change of Control. (i) as a result of one or more transactions after the date of this Agreement, any "person" or "group" of persons acting in concert (other than persons owning common stock of the Borrower on the Effective Date (as defined in the Existing Credit Agreement) shall have "beneficial ownership" of more than 30% of the outstanding common stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), provided that the relationships among the respective shareholders of the Borrower on the date of this Agreement shall not be deemed to constitute all or any combination of them as a "group" or (ii) during any period of 12 consecutive months, beginning with and after the Effective Date (as defined in the Existing Credit Agreement), individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower at any time during such period.

         Section 7.02. Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

         (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of the Issuing Banks to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

         (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Banks, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

         (c) the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights and remedies under the Guaranties or any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.

         Section 7.03. Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

         (a) the obligation of each Bank to make Advances and the obligation of the Issuing Banks to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

         (b) the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

         (c) the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights and remedies under the Guaranties or any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.

         Section 7.04.    Cash Collateral Account.

         (a) Pledge. The Borrower hereby pledges, and grants to the Administrative Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time-to-time and all proceeds thereof, as security for the payment of the Obligations, including all Letter of Credit Obligations owing to the Issuing Banks or any other Bank due and to become due from the Borrower to the Issuing Banks or any other Bank under this Agreement in connection with the Letters of Credit. Nothing in this Section 7.04, however, shall either obligate the Administrative Agent to require any funds to be deposited in the Cash Collateral Account or limit the right of the Administrative Agent, which it may exercise at any time and from time-to-time, to release to the Borrower any funds held in the Cash Collateral Account pursuant to the other provisions of this Section 7.04.

         (b) Application against Letter of Credit Obligations; Release of Funds. The Administrative Agent may, at any time or from time-to-time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to the Issuing Banks, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to the Issuing Banks under this Agreement in connection with the Letters of Credit. So long as no Event of Default referred to in paragraph (a) or (e) of Section 7.01 shall have occurred and be continuing, the Administrative Agent will release to the Borrower at the Borrower's written request funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of (i) the total amount of funds held in the Cash Collateral Account over (ii) the Letter of Credit Exposure.

         (c) Duty of Care. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         Section 7.05. Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

         Section 7.06. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.03, each Bank is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.


                                  ARTICLE VIII

                 THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS

         Section 8.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

         Section 8.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Administrative Agent's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel

(including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.03. The Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Banks.

         Section 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 8.05. INDEMNIFICATION. THE BANKS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, AND THE ISSUING BANKS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,

LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT OR THE ISSUING BANKS UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT'S, THE SYNDICATION AGENT'S, THE DOCUMENTATION AGENT'S, AND THE ISSUING BANKS' OWN NEGLIGENCE), PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S, THE SYNDICATION AGENT'S, DOCUMENTATION AGENT'S, OR THE ISSUING BANKS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 8.06.    Successor Administrative Agent and Issuing Banks.
The Administrative Agent or any Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent or Issuing Bank with, if an Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent or Issuing Bank, then the retiring Administrative Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Administrative Agent or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Administrative Agent or Issuing Bank by a successor Administrative Agent or Issuing Bank, such successor Administrative Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Issuing Bank, and the retiring Administrative Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit issued by it and outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent's or Issuing Bank's resignation or removal hereunder as Administrative Agent or Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Bank under this Agreement and the other Credit Documents.

         Section 8.07. Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties, obligations, or liabilities in its capacity as the Documentation Agent or the Syndication Agent respectively. Upon the resignation of the Documentation Agent or the Syndication Agent, the Documentation Agent or the Syndication Agent, as the case may be, shall not be replaced.


                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks and the Borrower, do any of the following:
(a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Banks, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or, except as specifically provided in Section 2.01(c), extend the Tranche A Maturity Date or the Tranche B Commitment Termination Date, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, including any change in required amortization of the Tranche B Advances under Section 2.06(c), (e) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (f) amend Section

2.13 or this Section 9.01, (g) release any Guarantor from its obligations under any Guaranty, except as contemplated by Section 6.04; or (h) amend the definition of "Majority Banks"; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Documentation Agent, the Syndication Agent, or the Issuing Banks in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent, the Documentation Agent, the Syndication Agent, or the Issuing Banks, as the case may be, under this Agreement or any other Credit Document.

         Section 9.02. Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 15415 Katy Freeway, Suite 800, Houston, Texas 77094, Attention: Treasurer (telecopy: (713) 578-4735; telephone: (713) 578-4700), with a copy to the Associate General Counsel (telecopy (713) 578-4654; telephone (713) 578-4715); if to any Bank at its Domestic Lending Office specified opposite its name on Schedule 1 or pursuant to Section 2.11(b); if to the Administrative Agent, at its address at 700 Louisiana, 8th floor, Houston, Texas 77002, Attention: Mr. Frank T. Hundley, Senior Vice President (telecopy: (713) 247-6719; telephone: (713) 247-6000); and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Administrative Agent at the Domestic Lending Office for the Administrative Agent specified opposite its name on Schedule 1 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.

         Section 9.03. No Waiver; Remedies. No failure on the part of any Bank, the Administrative Agent, or the Issuing Banks to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 9.04. Costs and Expenses. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, the Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent, the Issuing Banks, and each Bank, including allocated costs of in-house counsel) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Credit Documents.

         Section 9.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Banks, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

         Section 9.06.    Bank Assignments and Participations.

         (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) the amount of the Commitments and Advances of such Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000.00 and shall be an integral multiple of $1,000,000.00, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than an Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time-to-time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time-to-time upon reasonable prior notice.

         (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Tranche A Notes, Tranche B Notes, and Competitive Bid Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the

Administrative Agent in exchange for the surrendered Tranche A Notes, Tranche B Notes, and Competitive Bid Notes, a new Tranche A Note and Tranche B Note to the order of such Eligible Assignee in an amount equal to the respective Commitments assumed by it pursuant to such Assignment and Acceptance and a new Competitive Bid Note in an amount equal to the Tranche A Commitment assumed by it and, if such Bank has retained any Commitment hereunder, a new Tranche A Note and a new Tranche B Note to the order of such Bank in an amount equal to the Commitments, respectively, retained by it hereunder and a new Competitive Bid Note in an amount equal to the Tranche A Commitment retained by such Bank. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibits E-1, E-2, and E-3.

         (e) Participations. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent, and the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and
(v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, change in amortization of Tranche B Advances, or, except as specifically provided in Section 2.01(c), extending the Tranche A Maturity Date or the Tranche B Commitment Termination Date. The Borrower hereby agrees that a Bank may pass through to any of its participants the same rights under Sections 2.09, 2.10, 2.12(c), 9.04 and 9.07 to the extent of their respective participations, provided that no participant shall be able to collect in excess of amounts payable to the Bank selling to such participant under such Sections in respect of the interest sold to such participant or to collect any such amounts from the Borrower.

         (f) Notwithstanding anything to the contrary in Section 9.06(a), any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Notes) under any Credit Document to any Federal Reserve Bank without notice to or consent of the Borrower or the Administrative Agent.

         Section 9.07. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE BANKS, THE ISSUING BANKS, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST,

ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER OF THE PROCEEDS OF ANY ADVANCE, (II) ANY BREACH BY THE BORROWER OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT,
(III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, OR (IV) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES, OR THE OPERATIONS OR BUSINESS, OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, AND THE BORROWER SHALL REIMBURSE THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANKS, AND EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

         Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 9.09. Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.09, 2.10, 2.12(c), and 9.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

         Section 9.10. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 9.11. Business Loans. The Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

         Section 9.12. Usury Not Intended. It is the intent of the Borrower and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of Texas and the United States of America from time-to-time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

         Section 9.13. Confidentiality. Each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its subsidiaries and affiliates conducting business related to the making and syndication of loans and its and such subsidiaries and affiliates' employees, auditors or counsel or to another Bank if the disclosing Bank or the disclosing Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or its Subsidiaries which is furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to the prospective transferee or participant in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided, that such prospective transferee or participant executes an agreement with the Borrower containing provisions substantially identical to those contained in this Section.

         Section 9.14. Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         Section 9.15. Waiver of Jury. THE BORROWER, THE BANKS, THE ADMINISTRATIVE AGENT, AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS

DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [Remainder of page intentionally left blank]

         EXECUTED as of the 19th day of August, 1996.



                                        BORROWER:

                                        LIVING CENTERS OF AMERICA, INC.


                                        By:/s/ [signature omitted]
                                           ------------------------------------
                                               Boyd P. Gentry
                                               Vice President and Treasurer


                                        ADMINISTRATIVE AGENT:

                                        NATIONSBANK OF TEXAS, N.A.


                                        By:/s/ [signature omitted]
                                           ------------------------------------
                                               Frank T. Hundley
                                               Senior Vice President


                                        BANKS:

TRANCHE A COMMITMENT                    NATIONSBANK OF TEXAS, N.A.
$31,500,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
                                           ------------------------------------
$13,500,000.00                                 Frank T. Hundley
                                               Senior Vice President

TRANCHE A COMMITMENT                    THE CHASE MANHATTAN BANK, N.A.
$31,500,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$13,500,000.00                             ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------

TRANCHE A COMMITMENT                    TORONTO DOMINION (TEXAS), INC.
$31,500,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$13,500,000.00                             ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    BANK OF AMERICA NATIONAL TRUST AND
$24,500,000.00                          SAVINGS ASSOCIATION, as a Bank and
                                        as co-agent
TRANCHE B COMMITMENT
$10,500,000.00
                                        By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    THE LONG-TERM CREDIT BANK OF JAPAN,
$24,500,000.00                          LIMITED, NEW YORK BRANCH, as a Bank
                                        and co-agent

TRANCHE B COMMITMENT
$10,500,000.00                          By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------

TRANCHE A COMMITMENT                    CREDIT LYONNAIS NEW YORK BRANCH,
$24,500,000.00                          as a Bank and a co-agent

TRANCHE B COMMITMENT
$10,500,000.00                          By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    COOPERATIVE CENTRALE RAIFFEISEN
$24,500,000.00                          BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH, as a
TRANCHE B COMMITMENT                    Bank and as a co-agent
$10,500,000.00

                                        By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


                                        By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    BANQUE PARIBAS HOUSTON AGENCY
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


                                        By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------

TRANCHE A COMMITMENT                    THE BANK OF NOVA SCOTIA
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    PNC BANK NATIONAL ASSOCIATION
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    AMSOUTH BANK OF ALABAMA
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    FIRST UNION NATIONAL BANK OF NORTH
$15,750,000.00                          CAROLINA

TRANCHE B COMMITMENT
$6,750,000.00                           By:/s/ [signature omitted]
                                           ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    MELLON BANK, N.A.
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------

TRANCHE A COMMITMENT                    THE SANWA BANK, LIMITED, DALLAS
$5,750,000.00                           AGENCY

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    THE FUJI BANK, LIMITED, HOUSTON
$15,750,000.00                          AGENCY

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    THE SUMITOMO BANK, LIMITED
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------


TRANCHE A COMMITMENT                    UNION BANK OF CALIFORNIA, N.A.
$15,750,000.00

TRANCHE B COMMITMENT                    By:/s/ [signature omitted]
$6,750,000.00                              ------------------------------------
                                        Name:[printed name omitted]
                                             ----------------------------------
                                        Title:[title omitted]
                                              ---------------------------------

TOTAL TRANCHE A COMMITMENTS
$350,000,000.00

TOTAL TRANCHE B COMMITMENTS
$150,000,000.00